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                         SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of
                   the Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
( ) Definitive Proxy Statement
(X) Definitive Additional Materials
( ) Soliciting Material under Section 240.14a-12

                           Laclede Gas Company
            (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required
( ) $125 per Exchange Act Rules O-11(c)(1)(ii), 14a(6)(i)(1),
    14a-6(i)(2) or Item 12(a)(2) of Schedule 14A.
( ) Fee computed on table below per Exchange Act
    Rules 14a-6(i)(4) and O-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
             Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

( ) Fee paid previously by written preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
      2) Form Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:
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  [Letter to beneficial shareowners on company letterhead]




                              January 12, 2001




Dear Laclede Shareholder:

     Laclede Gas Company's annual meeting will be held on Thursday, January 25, 2001.

     We need your vote. Your broker cannot vote your shares on Proposal 3 unless it receives your specific voting instructions regarding Proposal 3. A duplicate voting instruction card and return envelope are enclosed for your convenience.

     Proposal 3 involving the formation of a holding company requires approval by at least two-thirds of the outstanding shares. The Board of Directors and management recommends you vote "For" Proposal 3, Institutional Shareholder Services recommends a vote "For" Proposal 3 and over 90% of votes received to date have voted "For" Proposal 3, but we have not yet received your vote.

     Please vote now by signing the enclosed card and returning it. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.


                                          Thank you,

                                          /s/Douglas H. Yaeger

                                          Douglas H. Yaeger



Enclosure







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    [Letter to record shareowners on company letterhead]




                              January 12, 2001




Dear Laclede Shareholder:

     Laclede Gas Company's annual meeting will be held on Thursday, January 25, 2001.

     We need your vote. With the Annual Meeting now only a short time away, it is important that you sign and return your proxy card as soon as possible to make sure that your shares will be voted. A duplicate proxy card and return envelope are enclosed for your convenience.

     This year Proposal 3 involves the formation of a holding company, which requires approval by at least two-thirds of the outstanding shares. The Board of Directors and management recommends you vote "For" Proposal 3, Institutional Shareholder Services recommends a vote "For" Proposal 3 and over 90% of the votes received to date have voted "For" Proposal 3, but we have not yet received your vote.

     Please vote now by signing the enclosed card and returning it. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.


                                          Thank you,

                                          /s/Douglas H. Yaeger

                                          Douglas H. Yaeger



Enclosure